As filed with the Securities and Exchange Commission on July 17, 1998

                                                  Registration No. 333-_____

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               ------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                               ------------

                     CANADIAN NATIONAL RAILWAY COMPANY
          (Exact name of registrant as specified in its charter)

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
          Canada                               4011                    980018609
(State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)      Classification Code Number)    Identification No.)
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                      935 de La Gauchetiere St. West
                      Montreal, Quebec Canada H3B 2M9
                              (514) 399-5430

                 (Address of principal executive offices)

                               ------------

                         OPTION ADJUSTMENT PROGRAM
                         (Full title of the plan)

                            JEAN PIERRE OUELLET
                     Canadian National Railway Company
                      935 de La Gauchetiere St. West
                     Montreal, Quebec, Canada H3B 2M9
                              (514) 399-2100
                  (Name and address of agent for service)
Telephone number, including area code, of agent for service: (501) 881-6409

                                 Copy to:

                       Winthrop B. Conrad, Jr. Esq.
                          David W. Ferguson, Esq.
                           Davis Polk & Wardwell
                           450 Lexington Avenue
                            New York, NY 10017
                              (212) 450-4000


                        CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                                   Proposed
                                                                   Maximum             Proposed Maximum          Amount of
                                            Amount to be      Offering Price Per      Aggregate Offering      Registration Fee
 Title of Securities to be Registered       Registered            Share (2)               Price (3)                 (4)
------------------------------------------------------------------------------------------------------------------------------
Canadian National Railway Company(1)         1,508,933              $61.12              $68,196,613.00           $20,118.00
Common Stock (without par)
==============================================================================================================================

-----------
(1) Shares to be issued upon the exercise of options (the "Options") held by current and former employees and directors of Illinois Central
    Corporation ("IC") and its subsidiaries, pursuant to the adjustment of such Options in connection with the merger of a subsidiary of Canadian
    National Railway Company with and into IC.

(2) The maximum per share exercise price under the Options.

(3) The aggregate per share exercise price under all Options.

(4) Calculated based on the aggregate exercise price of all Options, in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended.
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                                  PART II


            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Canadian National Railway
Company (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated by reference herein:

               (1) The Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 1997 and the Registrant's Quarterly Report on Form 6-K for the fiscal quarter ended March 31, 1998.

               (2) All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment (i) which indicates that all securities offered herein have been sold or (ii) which deregisters all securities then remaining unsold.

               (3) The description of the Registrant's common stock, without par ("Common Stock" or "Shares") contained in the Registrant's Registration
Statement on Form F-1/A as filed with the Commission on May 5, 1998, under the Securities Act of 1933, as amended (the "1933 Act'), including any amendment thereto or report filed for the purpose of updating such description.

               Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

                Not applicable, see Item 3(3) above.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

               Jean Pierre Ouellet, Chief Legal Officer and Secretary of the
Registrant will provide an opinion of counsel as to the validity of the shares to be registered under this Registration Statement. As of the date hereof Mr.
Ouellet beneficially owns 180 shares and holds employee options to purchase
17,500 additional shares.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 124 of the Canada Business Corporations Act ("CBCA") provides that a corporation may indemnify its directors and officers. Section
VII of Registrant's By-Law No. 1 provides for the indemnification of directors and officers of Registrant. Under these provisions, Registrant shall indemnify a director or officer of Registrant, a former director or officer of Registrant or a person who acts or acted at Registrant's request as a director or officer of a body corporate or other enterprise of which Registrant is or was a shareholder or creditor and his heirs and legal representatives, against all costs, charges and expenses, including amounts paid to settle any threatened, pending or completed action or satisfy a judgement, reasonably incurred by such person in respect of any civil, criminal or administrative action, investigation or proceeding (other than in respect of an action by or on behalf of Registrant to procure a judgment in its favor) to which such person is made a party by reason of his position with Registrant or such body corporate or other enterprise, if he fulfills the following two conditions:
(a) he acted honestly and in good faith with a view to the best interests of Registrant; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. In respect of an action by or on behalf of Registrant to procure a judgment in its favor, Registrant, with the approval of a court (which Registrant has undertaken to exercise all reasonable efforts to obtain, or assist in obtaining), shall indemnify a director or officer of Registrant (or a former director or officer) against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in clauses (a) and (b) of the previous sentence.

               Registrant maintains directors' and officers' liability insurance with an aggregate policy limit of Cdn. $175 million subject to a deductible of Cdn. $1 million per loss for indemnifiable claims for wrongful acts by insured persons.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

               Not Applicable.

Item 8. EXHIBITS

               4.01  Amended and Restated Certificate of Incorporation of the
                     Registrant. (Incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form F-1
                     (No. 33-96250) filed on October 5, 1995 ("Form F-1")).

               4.02  Amended and Restated By-Laws of the Company.
                     (Incorporated herein by reference to Exhibit 3.3 to the Form F-1).

               5.01  Opinion of Jean Pierre Ouellet

              23.01  Consent of KPMG and Raymond Chabot Grant Thornton

              23.02  Consent of Jean Pierre Ouellet (included in Exhibit 5.01)

              24.01 Power of attorney (included on the signature page of this Registration Statement).


Item 9. UNDERTAKINGS

      (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.
         Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration
         Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
         Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.


    (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new
    Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration
Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the 1933
Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Canada, on July 17, 1998.




                              CANADIAN NATIONAL RAILWAY COMPANY
                              (Registrant)



                              By: /s/ Paul M. Tellier
                                  -------------------------------------
                                   Name: Paul M. Tellier
                                   Title: President, Chief
                                   Executive Officer,
                                   and Director



                             POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Paul M. Tellier and Jean Pierre Ouellet, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Canadian National Railway Company to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange
Commission of the Registration Statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.




         Signature                          Title                     Date
----------------------------  ---------------------------------   -----------


/s/ Paul M. Tellier           President, Chief Executive
----------------------------  Officer and Director (Principal)
Paul M. Tellier               Executive Officer)                  July 17, 1998



 /s/ Michael J. Sabia         Executive Vice-President and
----------------------------  Chief Financial Officer
Michael J. Sabia              (Principal Financial Office)        July 17, 1998



                              Chairman of the
----------------------------  Board                               July __, 1998
David G. A. McLean



 /s/ Jean Pierre Ouellet      Chief Legal Officer and
----------------------------  Corporate Secretary                 July 17, 1998
Jean Pierre Ouellet



 /s/ J. V. Raymond Cyr
----------------------------  Director                            July 17, 1998
J. V. Raymond Cyr




----------------------------  Director                            July __, 1998
V. Maureen Kempston Darkes



 /s/ Michael R. Armellino
----------------------------  Director                            July 17, 1998
Michael R. Armellino



 /s/ Richard H. Kroft
----------------------------  Director                            July 17, 1998
Richard H. Kroft



 /s/ Denis Losier
----------------------------  Director                            July 14, 1998
Denis Losier



 /s/ Purdy Crawford
----------------------------  Director                            July 17, 1998
Purdy Crawford



 /s/ Robert Pace
----------------------------  Director                            July 17, 1998
Robert Pace



 /s/ Cedric E. Ritchie
----------------------------  Director                            July 17, 1998
Cedric E. Ritchie




----------------------------  Director                            July __, 1998
Edward C. Lumley



 /s/ James K. Gray
----------------------------  Director                            July 14, 1998
James K. Gray



 /s/ Edward P. Neufeld
----------------------------  Director                            July 17, 1998
Edward P. Neufeld



 /s/ Gilbert H. Lamphere
----------------------------  Director                            July 17, 1998
Gilbert H. Lamphere



 /s/ Alexander P. Lynch
----------------------------  Director                            July 17, 1998
Alexander P. Lynch



----------------------------  Authorized U.S. Representative      July __, 1998
John E. Fenton



 /s/ Jean Pierre Ouellet
----------------------------  Attorney-in-Fact                    July 17, 1998
Jean Pierre Ouellet

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